UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008 (December 16, 2008)

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CIT GROUP INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

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505 Fifth Avenue
New York, New York 10017

(Address of principal executive offices) (Zip Code)

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Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

             (a) On December 16, 2008, CIT Group Inc. (“CIT”) announced that it was extending the expiration date of its offer to exchange certain of its outstanding notes (the “Notes Exchange”) to 5:00 PM EST on December 19, 2008. The Notes Exchange had previously been scheduled to expire at 11:59 PM EST on December 15, 2008.

      A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

             (b) On December 16, 2008, CIT further announced that, in conjunction with the extension of the expiration date, it was amending certain terms of the Notes Exchange in order to modify the closing conditions and to extend withdrawal rights.

     Except as otherwise described above, the terms and conditions of the Notes Exchange are described in the Offering Memorandum, dated as of November 17, 2008, as amended, and the related letter of transmittal. Holders eligible to participate in the Notes Exchange are encouraged to read such documents carefully prior to making a decision with respect to the Notes Exchange.

      A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description of Exhibit

99.1	Press release dated December 16, 2008, “CIT Announces Results of Exchange Offers.”

99.2	Press release dated December 16, 2008, “CIT Announces Amendment to Terms of Notes Exchange Offer.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2008

CIT GROUP INC.

                                  By:    /s/ Glenn Votek
                    Name: Glenn Votek
                                                                 Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No. Description of Exhibit

99.1	Press release dated December 16, 2008, “CIT Announces Results of Exchange Offers.”

99.2	Press release dated December 16, 2008, “CIT Announces Amendment to Terms of Notes Exchange Offer.”